Exhibit 24.1

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of DDR CORP., an Ohio corporation (the “Corporation”), hereby constitutes and appoints David R. Lukes, Matthew L. Ostrower and Aaron M. Kitlowski, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of certain equity securities of the Corporation for the benefit of certain shareholders of the Corporation, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 16th day of May 2018.

/s/ David R. Lukes	/s/ Matthew L. Ostrower
David R. Lukes	Matthew L. Ostrower
President, Chief Executive Officer and Director (Principal Executive Officer)	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Christa A. Vesy	/s/ Terrance R. Ahern
Christa A. Vesy	Terrance R. Ahern
Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	Director

/s/ Jane E. Deflorio	/s/ Thomas Finne
Jane E. Deflorio	Thomas Finne
Director	Director

/s/ Victor B. MacFarlane	/s/ Alexander Otto
Victor B. MacFarlane	Alexander Otto
Director	Director

/s/ Scott D. Roulston	/s/ Barry A. Sholem
Scott D. Roulston	Barry A. Sholem
Director	Director